Exhibit (h)(6)

THE TOCQUEVILLE TRUST AND THE TOCQUEVILLE ALEXIS TRUST

AMENDMENT TO THE AMENDED AND RESTATED

SERVICING AGREEMENTS

THIS AMENDMENT dated as of this 28th day of February, 2006, to the Amended and Restated Custody Agreement dated as of January 12, 2005, the Amended and Restated Fund Accounting Servicing Agreement dated as of February 15, 2006, and the Amended and Restated Transfer Agent Servicing Agreement dated as of January 12, 2005, respectively, (the “Agreements”), is entered by and among The Tocqueville Trust, a Massachusetts business trust, The Tocqueville Alexis Trust, a Delaware statutory trust, severally and not jointly (each a Trust and together the “Tocqueville Funds”), U.S. Bank, N.A., a national banking association (the “Custodian”) and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company (“USBFS”).

Effective January 1, 2006, the fee schedules of the Agreements are hereby superseded and replaced with the respective fee schedules attached hereto. Except to the extent supplemented hereby, the Agreements shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the day and year first written above.

THE TOCQUEVILLE TRUST		THE TOCQUEVILLE ALEXIS TRUST

By:	/s/ John P. Cassidy	By:	/s/ John P. Cassidy
Name:	John P. Cassidy	Name:	John P. Cassidy
Title:	Secretary/Treasurer	Title:	Secretary/Treasurer

U.S. BANCORP FUND SERVICES, LLC		U.S. BANK, N.A.

By:	/s/ Joe D. Redwine	By:	/s/ Joe D. Redwine
Name:	Joe D. Redwine	Name:	Joe D. Redwine
Title:	President	Title:	President

Exhibit (h)(6)

Exhibit D

to the

Amended and Restated Custody Agreement

DOMESTIC CUSTODY SERVICES ANNUAL FEE SCHEDULE Tocqueville Funds — Effective 01/01/06

Annual fee based upon market value of all Funds in the Trust:

♦	0.01% on first $2 Billion
♦	0.005% of assets greater than $2 Billion

           (Subject to $20,000 complex minimum for 5 Funds)

•	CCO Support $1,200 per year

Portfolio Transaction Fees

$  5.00 per disbursement (waived if U.S. Bancorp is Administrator)

$  7.00 per US Bank repurchase agreement transaction

$  6.00 per book entry security (depository or Federal Reserve system) and non-US Bank repurchase agrmt

$25.00 per portfolio transaction processed through our New York custodian definitive security (physical)

$  8.00 per principal paydown

$15.00 per option/future contract written, exercised or expired

$50.00 per Cedel/Euroclear transaction

$15.00 per mutual fund trade

$15.00 per Fed Wire

$15.00 per margin variation Fed wire

$ 6.00 per short sale

$150.00 per segregated account per year

A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.

No charge for the initial conversion free receipt.

Overdrafts – charged to the account at prime interest rate plus 2.

Plus out-of-pocket expenses, and extraordinary expenses based upon complexity, including items such as shipping fees or transfer fees.

Fees are billed monthly.

Exhibit (h)(6)

Exhibit B

to the

Amended and Restated Fund Accounting Agreement

FUND ACCOUNTING SERVICES ANNUAL FEE SCHEDULE Tocqueville Funds — Effective 01/01/06

Complex level fee structure based upon assets in the Trust

♦   0.02% on first $500 million

♦   0.01% on next $500 million

♦   0.005% on the balance

(Subject to $140,000 complex minimum for 6 Funds)

•    CCO Support $1,200 per year

Multiple Classes

Each class is an additional 25% of the charge of the initial class.

Master/Feeder Funds

Each master and feeder is charged according to the schedule.

Multiple Manager Funds

Additional base fee:

$12,000 per manager/sub-advisor per fund

Extraordinary services – quoted separately

Conversion Estimate – one month’s fee (if necessary)

NOTE – All schedules subject to change depending upon the use of derivatives – options, futures, short sales, etc.

All fees are billed monthly plus out-of-pocket expenses, including pricing, corporate action, and factor services:

•  $.15 Domestic and Canadian Equities

•  $.15 Options

•  $.50 Corp/Gov/Agency Bonds

•  $.80 CMO’s

•  $.50 International Equities and Bonds

•  $.80 Municipal Bonds

•  $.80 Money Market Instruments

•  $125 /fund/month - Mutual Fund Pricing

•  $2.00 /equity Security/Month Corporate Actions

•  $125 /month Manual Security Pricing (>10/day)

•  Factor Services (BondBuyer)

•        $1.50 /CMO/month

•        $.25 /Mortgage Backed/month

•        $300 /month Minimum Per Fund Group

Exhibit (h)(6)

Exhibit B to the

to the Amended and Restated Transfer Agent Servicing Agreement

TRANSFER AGENT & SHAREHOLDER SERVICES ANNUAL FEE SCHEDULE – Tocqueville Funds — Effective 01/01/06

Service Charges to the Trust

Shareholder Account Fees

Tocqueville Fund, Tocqueville Small Cap Value, Tocqueville International Value, Tocqueville Gold, Tocqueville Genesis

♦       $13.00 per open account

♦       $  9.00 per network level 3 account

♦       $  2.50 per closed account

(Subject to $144,000 complex minimum for 6 Funds)

CCO Support             $1200/annually

Activity Charges

♦       Telephone Calls - $1.50 /call

♦       Daily Valuation Trades - $10.00 /trade

♦       Lost Shareholder Search - $5.00 /search

♦       AML Base Service –

5,000 – 9999 Accounts - $2,500 / year

♦       New Account Service - $1.00/new domestic accounts and $2.00/new foreign account

♦       Shareholder Verification - $0.25 / each

♦       Omnibus Accounts:

$3/transaction–first 100 trans per month

$2/transaction–next 400 transactions

$1/transaction–next 1500 transactions

$.50/transaction–next 3,000 transactions

$.25/transaction–all trans over 5000 per month

♦       ACH/EFT Shareholder Services:

$125.00 /month/fund group

$ .50 /ACH item, setup, change

$5.00 /correction, reversal

Out-of-pocket Costs - Including but not limited to:

♦       Telephone toll-free lines, call transfers

♦       Mailing, sorting and postage

♦       Stationery, envelopes

♦       Programming, special reports

♦       DST Disaster Recovery Charge

♦       Insurance, record retention, microfilm/fiche

♦       Proxies, proxy services

♦       ACH fees, NSCC charges

♦       All other out-of-pocket expenses

Service Charges to Investors

Qualified Plan Fees (Billed to Investors)

♦       $15.00 /qualified plan acct (Cap at $30.00/SSN)

♦       $15.00 /Coverdell ESA acct (Cap at $30.00/SSN)

♦       $25.00 /transfer to successor trustee

♦       $25.00 /participant distribution (Excluding SWPs)

♦       $25.00 /refund of excess contribution

Additional Shareholder Fees (Billed to Investors)

♦       $15.00 /outgoing wire transfer

♦       $15.00 /overnight delivery

♦       $ 5.00 /telephone exchange

♦       $25.00 /return check or ACH

♦       $25.00 /stop payment

♦       $  5.00 /research request per account (Cap at $25.00/request) (For requested items of the second calendar year [or previous] to the request)

Technology Charges

1.       Fund Setup - $1,500 /CUSIP

2.       NSCC Service Interface – All NSCC Services

♦         Setup - $1,500 /fund group

♦         Annual - $1,400 /CUSIP/year

3.       Telecommunications and Voice Services

♦         Service Setup - $1,650 ATT transfer connect

♦         VRU Setup - $500 /fund group

♦         VRU Maintenance - $100 /CUSIP/month

♦         $.35 /voice response call

♦         $.40 /voice recognition call

4.       Average Cost - $.36 /account/year

5.       Development/Programming - $150 /hour

6.       File Transmissions – subject to requirements

7.       Selects - $300 per select

8.       Extraordinary services – charged as incurred

♦         Conversion of Records (if necessary) – Estimate to be provided.

♦         Custom processing, re-processing

9.       FANWEB

Annual base fee -           $12,000

Inquiry                            $0.15 per event

Maintenance                  $0.25 per event

Financial Transactions  $0.50 per event

Fees are billed monthly.

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